                                                                    EXHIBIT 3.25


                                                                     450500
                                                                ----------------

                                   CERTIFICATE

 [LOGO]  Ministry of
         Consumer and
         Commercial
Ontario  Relations

THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON

JULY 4, 1980

      /s/ [ILLEGIBLE]
      ---------------------                Trans   Line          Comp    Method
    CONTROLLER OF RECORDS                  Code     No.   Stat   Type    Incorp.
 COMPANIES SERVICES BRANCH                 -----   ----   ----   ----    -------
                                            [A]     [0]    [0]    [A]     [3]
                                            18      20     28     29      30

                                                    Notice
                                           Share    Reg'd          Jurisdiction
                                           -----    ------      ----------------
                                            [S]       [N]       [ONTARIO]
                                             31        32       33            47

                          ARTICLES OF INCORPORATION

   Form 1    1. THE NAME OF THE CORPORATION IS
The Business
 Corporation    450500 ONTARIO LIMITED
     Act
             2. THE ADDRESS OF THE HEAD OFFICE IS

                875 Ouellette Avenue
                -------------------------------------------------------------
                   (Street & Number or R.R. Number & if Multi-Office
                                Building give Room No.)

                Windsor                                        [N 9 A 6 S 7]
                ---------------------------------------------------------------
                (Name of Municipality or Post Office)          (Postal Code)

                City of Windsor                          County of Essex
                --------------------------------- in the ----------------------
                (Name of Municipality, Geographical      (County, District,
                           Township)                     Regional Municipality)

             3. THE NUMBER OF DIRECTORS IS ONE

             4. THE FIRST DIRECTOR(S) IS/ARE

                                          RESIDENCE ADDRESS, GIVING STREET &
                NAME IN FULL, INCLUDING   NO. OR R.R. NO. & MUNICIPALITY OR
                ALL GIVEN NAMES           POST OFFICE AND POSTAL CODE
               ------------------------   -------------------------------------

               ALLAN MUIR PATON           1139 Argyle Street
                                          Windsor, Ontario
                                          N8Y 3K2

             5. THE OBJECTS FOR WHICH THE CORPORATION IS INCORPORATED ARE

             (a) To manufacture, produce, adapt, prepare, import, export, buy, sell and otherwise deal in goods, wares, materials, articles and merchandise of every nature and kind whatsoever and, without limiting the generality of the foregoing, to manufacture or otherwise produce, buy, sell and deal in plastics and plastic goods and materials, metals, chemicals, minerals, rubber and products thereof, paints, glass, building materials and supplies, bricks, blocks, furniture, wood-work, toys and all kinds of household articles; and to build, purchase, lease or otherwise acquire and establish factories, warehouses, plants, machinery and tools for the manufacture, distribution and sale of all or any of the aforementioned articles and things.

             (b) To invest in shares, stocks, bonds, debentures and other securities and other evidences of indebtedness and obligations issued or guaranteed by any corporation, company, chartered bank, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest in respect of any such shares, stocks, bonds, debentures, and other securities and other evidences of indebtedness and obligations and to lend money without security or upon the security of personal property and to change, alter or realize upon any investments and to re-invest any moneys which may at any time be available for that purpose;

             (c) To promote, organize, manage or develop or to assist in the promotion, organization, management or development of any corporation, company, syndicate, firm, partnership, enterprise or undertaking or to take over, manage and dispose of in any manner whatsoever any business or undertaking in which the Corporation may be interested or in the securities of which it may have invested its funds or with which it may have business relations;

(d) To purchase or otherwise acquire and hold real and personal property and rights and, in particular, lands, buildings, hereditaments, business or industrial concerns and undertakings, mortgages, charges, contracts, concessions, franchises, annuities, policies, book debts and any interest in real or personal property and any claims against such property or against any person or Corporation, and privileges and choses in action of all kinds;

(e) To carry on any other trade or business whatsoever which can, in the opinion of the Board of Directors, be advantageously carried on by the Corporation in connection with or ancillary to any of the above businesses or the general business of the Corporation;

(f) It is hereby declared that the objects specified in each of the foregoing clauses shall be regarded as independent objects and accordingly shall in no way be limited or restricted (except where otherwise expressed in such clauses) by reference to or inference from the terms of any other clause or the name of the Corporation, but may be exercised in as full a manner and construed in as wide a sense as if each of the said clauses defines the objects of a separate corporation.

PROVIDED however, that the Corporation shall not directly or indirectly transact or undertake any business within the meaning of The Loan and Trust Corporations Act.

                                                                              3.

6. THE AUTHORIZED CAPITAL IS to be divided into Seventy Thousand (70,000) special shares with a par value of One Dollar ($1.00) each and Thirty Thousand (30,000) common shares without par value; provided that the aggregate consideration for the issue of the said shares without par value shall not exceed in amount or value of the sum of Thirty Thousand Dollars ($30,000.00) or such greater amount as the board of directors of the corporation by resolution determine; and provided further that such resolution shall not be effective until a certified copy thereof has been filed with the Minister of Consumer and Commercial Relations, all prescribed fees have been paid and the Minister has so certified.

7. THE DESIGNATIONS, PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES, IF ANY, ARE

(a) The holders of the special shares shall in each year in the discretion of the Directors, but always in preference and priority to any payments of dividends for such year on the common shares or on the shares of any other class ranking junior to the special shares, be entitled out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of eight cents ($.08) per share and no more; if in any year, after providing for the full dividend on the special shares for such year there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the Directors, be applied to dividends on the common shares or on the shares of any other class ranking junior to the special shares; the special shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at the rate of eight cents ($.08) per share hereinbefore provided for; if within four (4) months from the expiration of any fiscal year of the Corporation the Board of Directors in its discretion shall not declare the said dividend or any part thereof on the said special shares for such fiscal year, then the rights of the holders of the said special shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished;

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders by way of repayment of capital the holders of the special shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation is made among the holders of the common shares or of the shares of any other class ranking junior to the special shares, the par value of each such special share and any dividends declared thereon and unpaid; after payments to the holders of the special shares of the amount payable to them as aforesaid, they shall not be entitled to any further or other distribution of the property or assets of the Corporation;

                                                                              4A

(c) The Corporation may, upon giving notice as hereinafter provided, redeem all or part of the special shares on payment to the holders thereof, for each share to be redeemed, the par value of each such special share, together with all dividends declared thereon and unpaid; not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the special shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof, except upon the surrender of the certificates for such shares, to receive payment therefor out of the moneys so depsoited;

(d) The Corporation may at any time and from time to time purchase for cancellation all or part of the special shares at the lowest price at which in the opinion of the directors, such shares are obtainable on the open market or if the Corporation has requested tenders from the holders of all such special shares, at the lowest tender received by the Corporation, but in any case the purchase price for each such special share shall not exceed the par value thereof plus any dividend thereon and unpaid. Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the shares offered, the Corporation shall accept part of the shares offered in each tender in proportion as nearly as may be to the total number of shares offered in each tender;

(e) The holders of the special shares shall have the right in any year, by instrument in writing, to waive for that year the right to dividends upon the special shares held by them;

(f) The holders of special shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders' meetings; holders of special shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof; holders of common shares shall be entitled to one (1) vote for each common shares held by them, at all shareholders' meetings;

(g) The authorization required by subsection 4 of Section 189 of The Business Corporations Act, 1970 may be given by resolution passed or confirmed at a meeting of holders of special shares duly called and held upon at least ten (10) days' notice at which the holders of at least a majority of the outstanding special shares are present or represented by proxy and carried by the affirmative votes of the holders of not less than two-thirds (2/3) of the special shares represented and voted at such meeting cast on a poll; if at any such meeting the holders of a majority of the outstanding special shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date not being less then ten (10) days later and to such time and place as may be appointed by the Chairman and at least five (5) days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called; at such adjourned meeting the holders of special shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative votes of the holders of not less than two-thirds (2/3) of the special shares represented and voted at such adjourned meeting cast on a poll shall constitute the authorization of the holders of special shares referred to above; the formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders; on every poll taken at every such meeting every holder of special shares shall be entitled to one (1) vote in respect of each special share held.

8.    THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE OR TRANSFER OF SHARES
ARE

No shares shall be transferred without the express consent of a majority of the directors, to be signified by a resolution passed by the board.

                                                                            5.A.

9.    THE SPECIAL PROVISIONS, IF ANY, ARE

(a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, is hereby limited to fifty (50), two
(2) or more persons holding one (1) or more shares jointly being counted as a single shareholder;

(b) Any invitation to the public to subscribe for any shares or securities of the Corporation is prohibited;

(c) That except in the case of any class or series of shares of the Corporation listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation to the extent of such debt;

(d) That the Corporation may pay commissions or allow discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares in the Corporation, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for such shares, but no such commission or discount shall exceed twenty-five per cent (25%) of the amount of the subscription price;

(e) The Corporation may purchase any of its common shares subject to the provisions of The Business Corporations Act, R.S.O. 1970, Chapter 53, as amended;

(f)   The Corporation may be dissolved upon the authorization of:

(i) the majority of the votes cast at a general meeting of the shareholders of the corporation duly called for the purpose or by at least fifty (50%) per cent of the votes of all shareholders entitled to vote at such meeting; or

(ii) the consent in writing of all the shareholders entitled to vote at such meeting; or

(iii) all its incorporators or their personal representatives at any time within two (2) years after the date of issuance of its certificate of incorporation where the corporation has not commenced

10.   THE SHARES, IF ANY, TO BE TAKEN BY THE INCORPORATORS ARE

INCORPORATORS FULL NAMES,     NUMBER OF                           AMOUNT TO
INCLUDING ALL GIVEN NAMES      SHARES        CLASS DESIGNATION    BE PAID $
-------------------------     ---------     -------------------  ----------
ALLAN MUIR PATON              ------------------N O N E--------------------

11.   THE NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS ARE

                                              FULL RESIDENCE ADDRESS GIVING
                                         STREET & NO. OR R.R. NO., MUNICIPALITY
FULL NAMES, INCLUDING ALL GIVEN NAMES        OR POST OFFICE AND POSTAL CODE
-------------------------------------    --------------------------------------
ALLAN MUIR PATON                         1139 Argyle Street
                                         Windsor, Ontario
                                         N8Y 3K2

THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER

                           SIGNATURES OF INCORPORATORS

                              /s/ Allan Muir Paton
                              ---------------------
                                Allan Muir Paton

                                   CERTIFICATE

                                                                              1.

 [LOGO]  Ministry of
         Consumer and
         Commercial
Ontario  Relations

THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON

JANUARY 11, 1983


      /s/ [ILLEGIBLE]                                          Trans
    CONTROLLER OF RECORDS                                      Code.
 COMPANIES SERVICES BRANCH                                     [C]
                                                               18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ARTICLES OF AMENDMENT

   FORM 4       1. THE NAME OF THE CORPORATION IS
THE BUSINESS       -------------------------------------------------------------
 CORPORATIONS      450500 ONTARIO LIMITED
     ACT           -------------------------------------------------------------

                   -------------------------------------------------------------

                2. DATE OF INCORPORATION/AMALGAMATION         4th 07 80
                                                      --------------------------
                                                        (DAY, MONTH AND YEAR)

                3. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING
                   THE ARTICLES OF THE CORPORATION:

                RESOLVED as a special resolution that the articles of the Corporation are hereby amended to:

                (a) delete the existing authorized capital of the Corporation;

                (b) delete the designations, preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the special shares;

                and declaring that the authorized capital of the Corporation shall be divided into Three Thousand (3,000) common shares without par value; provided that the aggregate consideration for the issue of the said shares without par value shall not exceed in amount or value of the sum of One Million Two Hundred Thousand Dollars ($1,200,000,00) or such greater amount as the board of directors of the Corporation by resolution determine.

                4. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY
                   SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

                5. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED
                   BY THE SHAREHOLDERS Of THE CORPORATION ON November 26,
                   1982.

                6. THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY
                   TO THE MINISTER.

                CERTIFIED

                                                    450500 ONTARIO LIMITED
                                             -----------------------------------
                                                    (NAME OF CORPORATION)

                (CORPORATE SEAL)           BY /s/ Robert Edward Tutton
                                              ----------------------------------
                                             (SIGNATURE) (DESCRIPTION OF OFFICE)
                                             Robert Edward Tutton - President

                                           BY /s/ Shirley Mary Tutton
                                              ----------------------------------
                                             (SIGNATURE) (DESCRIPTION OF OFFICE)
                                             Shirley Mary Tutton - Secretary
17119(04/80)

For Ministry Use Only                               Ontario Corporation Number
A l'usage exclusive du ministere                 Numero de la societe en Ontario
[LOGO]     Ministry of           Ministere des               450500
           Consumer and          Services aux
           Business              consummateurs
           Services              et aux entreprises

CERTIFICATE                      CERTIFICAT
This is to certify that these    Ceci certifie que les presents statuts
articles are effective on        entrent en vigueur le

NOVEMBER 21, 2003

                           /s/ [ILLEGIBLE]
                         Director/Directrice
                Business Corporations Act/ Loi sur les societes par actions

   Form 3       1. The name of the corporation is: (Set out in BLOCK CAPITAL
  Business         LETTERS)
 Corporation       Denomination sociale actuelle de la societe: (Ecrire
     Act           en LETTRES MAJUSCULES SEULEMENT)
                   -------------------------------------------------------------
                   450500       ONTARIO LIMITED
                   -------------------------------------------------------------

  Formule 3        -------------------------------------------------------------
Loi sur les
societe par        -------------------------------------------------------------
  actions
                   -------------------------------------------------------------

                2. The name of the corporation is changed to (if applicable):
                   (Set out in BLOCK CAPITAL LETTERS)
                   Nouvelle denomination sociale de la societe (s'il y a lieu) (Ecrire en LETTRES MAJUSCULES SEULEMENT)
                   -------------------------------------------------------------
                   N/A
                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

                3. Date of incorporation/amalgamation
                   Date de la constitution ou de la fusion

                                            1980/07/04
                   -------------------------------------------------------------
                                        (Year, Month, Day)
                                        (annee, mois, jour)

                4. Complete only if there is a change in the number of
                   directors or the minimum / maximum number of directors.

                   Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change

Number (or minimum and maximum number) of    Number          or                 minimum         and             maximum
directors is/are:

Nombre (ou nombres minimal et maximal)
d'administrateurs                            Nombre          ou                 minimal         et               maximal
------------------------------------------------------------------------------------------------------------------------
                                                                                   1                                2
                                             ------                             -------                          -------

                5. The articles of the corporation are amended as follow:
                   (Continued next page)

                   Les statuts de la societe sont modifies de la facon suivante:
                   (continuer suite page)

                   see attached schedule 1a

07119(05/2002)

SCHEDULE to the Articles of Amendment of 450500 Ontario Limited            1a

1.          The Articles of the Corporation are amended as follows:

      a. to change the number of directors of the Corporation from four (4) to a minimum of one (1) and maximum of five (5).

      b. to change the number of common shares which the Corporation is authorized to issue from 3,000 common shares to an unlimited number of common shares without par value.

      c. to delete in their entirety the objects contained in the Articles, so that there will be no restrictions on the business which the Corporation may carry on or on the powers which the Corporation may exercise.

      d. to delete in their entirety the restrictions on the issue, transfer or ownership of shares contained in the Articles and to substitute the following therefor:

            No shares shall be transferred without the approval of:

            (a) the directors of the Corporation, expressed by a resolution of the board of directors;

                  or

            (b) the shareholders of the Corporation, expressed by a resolution of the shareholders.

      e. to delete in their entirety the other provisions contained in the Articles and to substitute the following therefor:

            i) It shall be a condition of these Articles that the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as a single shareholder.

            ii) It shall be a condition of these articles that any invitation to the public to subscribe for securities of the Corporation is prohibited.

               5. The articles of the corporation are amended as follows:
                  (continued)

                  Les statuts de la societe sont modifies de la facon suivante:
                  (continuation)

               6. The amendment has been duly authorized as required by
                  sections 168 and 170 (as applicable) of the Business Corporations Act.

                  La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions

               7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

                  Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la reaction autorisant le modification le

                                          2003/10/30
                  -------------------------------------------------------------
                                       (Year, Month, Day)

                                      (annee, mois, jour)

               These articles are signed in duplicate.

               Les presents statuts sont signes en double exemplaire.

                                     450500 ONTARIO LIMITED
                  -------------------------------------------------------------
                                     (Name of Corporation)

                           (Denomination sociale de la societe)

          (if the name is to be changed by these articles set out current name)

                  Si l'on demande un changement de nom, indiquer ci-dessous
                             le denomination sociale actuelle

By:
Par:
                     /s/ David Lawrence           David Lawrence - President
                 -------------------------     --------------------------------
                      (Signature)                  (Description of Office)
                      (Signature)                       (Fonction)